Exhibit 99.1

News Release

Tutor Perini Announces Public Secondary Offering

SYLMAR, Calif., Nov 22, 2010 (BUSINESS WIRE) — Tutor Perini Corporation (NYSE: TPC), a leading civil and building construction company, today announced the public offering of 4,500,000 shares of its common stock by the Ronald N. Tutor Separate Property Trust, which is controlled by Ronald N. Tutor, the Company’s Chairman and Chief Executive Officer.

The selling stockholder will receive all of the net proceeds from this offering, and Tutor Perini will not receive any proceeds from the sale of shares in this offering.

Following this offering, Mr. Tutor will beneficially own 14,716,155 shares of Tutor Perini’s common stock, representing 31.3% of our common stock. In connection with this offering, Mr. Tutor has agreed not to offer, sell or agree to sell, directly or indirectly, any shares of common stock for a period of 90 days following the date of this offering. Mr. Tutor is also required to hold, directly or indirectly, at least 13,263,693 shares representing 60% of the shares he received in connection with Tutor Perini’s merger with the Tutor-Saliba Corporation until September 8, 2013.

Credit Suisse Securities (USA) LLC is acting as book-running manager for this offering. The offering will be made under an effective shelf registration statement filed with the Securities and Exchange Commission.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction. The offering is being made by means of a prospectus supplement and accompanying prospectus only. A prospectus supplement relating to this offering will be filed with the Securities and Exchange Commission. Copies of the prospectus supplement and the accompanying prospectus can be obtained from Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, One Madison Avenue 1B, New York, NY 10010 — telephone (800) 221-1037.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil and building construction company offering diversified general contracting and design/build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures.

We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including excavation, concrete forming and placement, steel erection, electrical and mechanical services, plumbing and HVAC. We are known for our major complex building project commitments as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

Forward-Looking Statements

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions, strategies regarding the future and statements regarding future guidance and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. The Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company’s ability to convert backlog into revenue; the Company’s ability to successfully and timely complete construction projects; the potential delay, suspension, termination, or reduction in scope of a construction project;

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the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects; possible changes or developments in worldwide or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SOURCE: Tutor Perini Corporation

Kekst and Company

Douglas Kiker, 212-521-4800

or

Tutor Perini Corporation

Kenneth Burk, 818-362-8391

Executive Vice President & CFO

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